Exhibit 23.3

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100 AUSTIN, TEXAS 78729-1707 512-249-7000	306 WEST SEVENTH STREET, SUITE 302 FORT WORTH, TEXAS 76102-4987 817- 336-2461 www.cgaus.com	1000 LOUISIANA STREET, SUITE 625 HOUSTON, TEXAS 77002-5008 713-651-9944

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

Cawley, Gillespie & Associates, Inc. hereby consents to the incorporation by reference in the registration statement on Form S-1 (the “Registration Statement”) of Titan Energy, LLC of our report titled Reserve Evaluation, Atlas Resource Partners, L.P. Interests, In Certain Properties Located in Colorado and Wyoming, Pursuant to the Requirements of the Securities and Exchange Commission, Effective December 31, 2015, dated February 19, 2016, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Experts.”

CAWLEY, GILLESPIE & ASSOCIATES, INC.

/s/ Robert D. Ravnaas
Robert D. Ravnaas, P.E.
President

November 30, 2016

Fort Worth, Texas